Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 5 to Registration Statement on Form S-1 of Ubiquiti Networks, Inc., of our report dated September 16, 2011, except for the sixth paragraph of Note 15, as to which the date is October 3, 2011, relating to the consolidated financial statements of Ubiquiti Networks, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 13, 2011